Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated March 29, 2024, relating to the consolidated financial statements and financial statement schedule of Strategic Storage Trust VI, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Costa Mesa, California

April 16, 2024